UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On December 13, 2005, the Board of Directors of Mattson Technology, Inc. (the "Company") approved the adoption of the Company's Nonqualified Deferred Compensation Plan (the "Plan"), effective as of January 1, 2006.

Under the Plan, the Company provides eligible employees who participate in the Plan and members of its Board of Directors who are not employees the opportunity to defer a specified percentage of their base salary in the case of employees and retainer fees for participation on the Company's Board and attendance in committee meetings for nonemployee directors (collectively, "Compensation"). The amount of Compensation to be deferred by each participating employee or nonemployee board member (each, a "Participant") is based on elections by each Participant in accordance with the terms of the Plan. In addition, the Company may make discretionary contributions to the accounts of one or more Participants.

Under the Plan, the Company is obligated to deliver on a future date the deferred compensation credited to a Participant's account, adjusted for any positive or negative investment results from investment alternatives selected by the Participant under the Plan (each, an "Obligation," and collectively, the "Obligations"). The Obligations are unsecured general obligations of the Company and rank in parity with other unsecured and unsubordinated indebtedness of the Company. The Obligations are not transferable except upon death of the Participant. There is no trading market for the Obligations.

Each Obligation is payable upon a Participant's separation from service with the Company (including terminations due to disability, death or retirement). The Obligations paid upon separation from service are distributed in the form of a single lump sum payment or in installment periods, depending upon the value of the Participant's account (and in some cases upon the years of service with the Company) and, if applicable, the election made by such Participant. A Participant may specify a withdrawal (a "Scheduled In-Service Withdrawal") of all of his or her account attributable to Compensation deferred for such plan year, if the withdrawal date is more than two years out from the first day of the Plan year for which the deferral applies. If the Participant separates from service prior to the date on which a Scheduled In-Service Withdrawal would otherwise be made or commence, the election is null and void.

The Company can amend, modify or suspend the Plan in whole or in part at any time, except that no amendment, modification or suspension shall have any retroactive effect to reduce any amounts allocated to a Participant's account. The Company may terminate the Plan at any time.

The foregoing description is qualified in its entirety by reference to the terms and conditions of the Plan, incorporated by reference as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. — Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
10.1(1)	Mattson Technology, Inc. Nonqualified Deferred Compensation Plan

__________

(1) Incorporated by reference to the Registration Statement on Form S-8 filed December 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2005

Mattson Technology, Inc.

By: /s/ Robert B. MacKnight

Robert B. MacKnight
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description
10.1(1)	Mattson Technology, Inc. Nonqualified Deferred Compensation Plan

(1) Incorporated by reference to the Registration Statement on Form S-8 filed December 16, 2005.